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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF CORVU CORPORATION

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NAME                                    STATE/JURISDICTION OF INCORPORATION/ORGANIZATION
CorVu North America, Inc.               Minnesota, USA

CorVu Software Marketing, Inc.          Minnesota, USA
     CorVu Software, Ltd.               England

CorVu Latin America, Inc.               Minnesota, USA

CorVu Plc                               England
     CorVu Nordic AB                    Sweden

CorVu Australasia Pty. Ltd.             Australia
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